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                      SPLIT-DOLLAR LIFE INSURANCE AGREEMENT

                                     BETWEEN

                            THE DURIRON COMPANY, INC.

                                       AND

                           JAMES S. AND SHEILA D. WARE

                              IRREVOCABLE TRUST II


         This Split-Dollar Life Insurance Agreement is established pursuant to a Consulting Agreement dated September 11, 1995, between James S. Ware and The Duriron Company, Inc.


                                    ARTICLE I

                            TITLE AND EFFECTIVE DATE

         1.01 TITLE. This Agreement shall be known as the Split-Dollar Life Insurance Agreement.

         1.02 EFFECTIVE DATE. This Agreement shall be effective as of November 30, 1995, or as soon thereafter as the Insurer has approved and placed in force and effect the insurance to be provided under this Agreement.


                                   ARTICLE II

                                   DEFINITIONS

         When used herein, the following terms shall have the meanings indicated unless a different meaning is clearly required by the context:

         2.01 COMMITTEE. The Compensation Committee of the Board of Directors of The Duriron Company, Inc. or any successor company.

         2.02     COMPANY.  The Duriron Company, Inc. or any successor company.

         2.03     WARE.  James S. Ware.

         2.04 INSURER. New England Mutual Life Insurance Company or a successor insurance company providing life insurance pursuant to this plan.

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         2.05     PARTICIPANT.  James S. Ware.

         2.06     AGREEMENT.  Split-Dollar Life Insurance Agreement.

         2.07 POLICY. The life insurance policy (New England Mutual Life Insurance Policy Number 8881673) or policies on the life of James S. and Sheila
D. Ware.

         2.08 TRUST. James S. and Sheila D. Ware Irrevocable Trust II dated November 21, 1995.

         2.09     GRANTOR.  James S. Ware.

         2.10     TRUSTEE.  First of America - Michigan N.A. or Successor
Trustee(s).

         2.11 ROLLOUT. A date in the future when the Company and the Trustee divide or split the policy into two separate policies in contemplation of termination of the Agreement.


                                   ARTICLE III

                               INSURANCE BENEFITS

         3.01 AMOUNT OF COVERAGE. Prior to Rollout, it is contemplated that the Trust shall be provided with a life insurance benefit equal to $5,000,000 payable at the death of the survivor of the Participant and his wife, Sheila D. Ware.

                  The face amount of the life insurance policy shall be designed so that if certain assumptions hold true (including payment of dividends, if any, by the Insurer which neither the Company nor the Trust can assure) it will be large enough to provide at the death of the survivor of the Participant and his wife, Sheila D. Ware, life insurance benefits to be paid in the following order of priority:

                  (a) First, a benefit to the Company in an amount that will be sufficient to repay an amount to the Company equal to the amount of premiums paid by it in excess of those received from the Trust; and

                  (b) Second, a life insurance benefit payable to the Trust equal to $5,000,000.

Any proceeds payable in excess of the amounts set forth above will be paid to the Company.

         3.02 EFFECTIVE DATE OF COVERAGE. The policy shall be dated December 1, 1995.


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                                   ARTICLE IV

                              LIFE INSURANCE POLICY

         4.01 OWNERSHIP OF POLICY. The Trust shall be the owner of the Policy and may exercise all rights of ownership in the Policy, subject to the restrictions contained herein.

         4.02 COLLATERAL ASSIGNMENT. To secure the repayment to the Company of the Company's interest, the Trustee must execute and deliver to the Company a collateral assignment of the Policy on a form approved by the Insurer.

         4.03 PAYMENT OF PREMIUM. The Company shall pay the total premium due on the Policy so as long as this Agreement shall remain in effect. The Company shall furnish the Trustee evidence of the timely payment of such premium.

         4.04 TRUSTEE'S PAYMENT. The Trustee agrees to pay to the Company each year on November 30 or shortly thereafter a portion of the premium equal to the current economic benefit from the $5,000,000 life insurance to the Participant and his wife, or to one of them if the other is deceased. The current economic benefit shall be determined by the Insurer in accordance with the rules, regulations, guidelines, court decisions, and/or laws of the United States in effect at the time the annual premium payment is due. The Trustee will request in writing from the Insurer at least 30 days prior to November 30 of each year the amount of such economic benefit, unless the Insurer has already so notified the Trustee.

         4.05 PREMIUMS PAID. References to "premiums paid" by the Company for the purposes of Section 3.01(a) and Section 5.03 means the sum of its share of the annual premiums paid, excluding therefrom amounts paid by the Company in excess of its share of the stated annual premium ($227,000) if it elects to pay policy premiums on a monthly basis or in any other manner other than by a single annual premium payment.

         4.06 FAILURE TO PAY PREMIUMS. If either the Trustee or the Company fails to pay its share of the premium, then the other party may pay the premium. The premium advanced will become an obligation of the party for whom the premium was advanced to the party that advanced the premium.

         4.07 LOANS. As long as this Agreement is in effect, the Trustee may not borrow against the cash surrender value of the Policy.

         4.08 ADVERSE ACTION BY THE COMPANY. Prior to Rollout, the Company will not knowingly take any action in the future with regard to the Policy that will cause the life insurance to the Trust to fall below $5,000,000 except as provided in Section 6.02.

         4.09 DIVIDENDS. Insurance dividends, if any, declared and paid by the Insurer with respect to the Policy shall only be used to purchase paid up additional insurance.




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                                    ARTICLE V

                                 ADMINISTRATION

         5.01 ADMINISTRATION. This Agreement shall be administered by the Committee. The Committee shall have all powers necessary to enable it to carry out its duties in the administration of this Agreement.

         5.02 INFORMATION ABOUT THE POLICY. At any time, the Trustee (owner of the policy) and the Company (Collateral Assignee) may inquire of the Insurer, its agents, or representatives of the values, status, etc. of the Policy.

         5.03 ROLLOUT. The Committee will have the right, but not the obligation, in its discretion to Rollout the Policy and terminate this Agreement at such time as either (a) the Company has paid the required annual premiums for a full twelve (12) years and the then net cash surrender value of the Policy after such premium payments is sufficient to provide (i) life insurance benefits to the Trust at least equal to $5,000,000 based on a projection at the time of the contemplated rollout by the Insurer using its then current dividend scale, mortality experience, and investment return, which provides that the life insurance benefit will continue at $5,000,000 without additional premiums or loans against the cash value thereof and (ii) a Policy to the Company with a cash surrender value equal to the sum of its share of the premiums paid plus any excess cash surrender value, if applicable or (b) at the beginning of the 16th policy year if the premiums required to be paid by the Company have been paid for a full 15 years, whichever of (a) or (b) may first occur. If the rollout occurs under (b) above, the Company will receive its share of the premiums paid regardless of the net life insurance benefit available to the Trust.


                                   ARTICLE VI

                            AMENDMENT AND TERMINATION

         6.01 AMENDMENT. This Agreement may not be amended without the written consent of the Trustee and the Company.

         6.02 TERMINATION. This Agreement may not be terminated without the written consent of the Trustee and the Company unless Ware is in violation of the Consulting Agreement dated September 11, 1995, between Ware and the Company and he is given ninety (90) days advanced written notice of the specific nature of the violation and he does not reasonably satisfy the terms of the Consulting Agreement within such period.





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                                   ARTICLE VII

                                  MISCELLANEOUS

         7.01 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.


         This Agreement is signed this 11th day of March, 1996.


ACKNOWLEDGED AND AGREED:

THE DURIRON COMPANY, INC.                FIRST OF AMERICA - MICHIGAN, N.A.

                                    Trustee of the James S. and Sheila D. Ware
By  /s/ William M. Jordan                Irrevocable Trust II dated November 21,
    -------------------------            1995
      William M. Jordan
      Its President and CEO
                                        By /s/ Patricia H. Kittredge
                                           --------------------------
                                           Patricia H. Kittredge
                                           Its Vice President and Trust Officer


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                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.






                                               THE DURIRON COMPANY, INC.
                                               (Registrant)




                                                  /Bruce E. Hines/
                                                ----------------------------
                                                Bruce E. Hines
                                                Senior Vice President
                                                Chief Administrative Officer





Date:  May 14, 1996
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